SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)          April 29, 2002

IRT PROPERTY COMPANY

(Exact Name of Registrant as Specified in Charter)

Georgia	1-7859	58-1366611

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Galleria Parkway, Suite 1400, Atlanta, Georgia	30339

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code            (770) 955-4406

Item 5.   Other Events.

     IRT Property Company (the “Company”) is filing this Current Report on Form 8-K in connection with the offering of 3,000,000 shares, or 3,450,000 shares if the underwriters exercise their over-allotment option in full (collectively, the “Shares”), of the Company’s common stock, par value $1.00 per share, pursuant to the Company’s Prospectus Supplement dated April 29, 2002, as filed on April 30, 2002 with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended. The sale of the Shares was registered with the Commission pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-53638) (as amended and supplemented, the “Registration Statement”), filed with the Commission on January 12, 2001 and declared effective by the Commission on January 23, 2001. The Company is filing this Current Report on Form 8-K to incorporate by reference certain information contained herein and in the exhibits hereto into the Registration Statement. By filing this Current Report on Form 8-K, however, the Company does not believe that any of the information set forth herein or in the exhibits hereto represent, either individually or in the aggregate, a “fundamental change” (as such term is used in Item 512(a)(1)(ii) of Regulation S-K) in the information set forth in the Registration Statement.

Item 7.   Financial Statements, Pro Forma Information and Exhibits.

                  (c)    Exhibits

Exhibit
Number	Description

1.1	Underwriting Agreement, dated as of April 29, 2002, by and among IRT Property Company and Salomon Smith Barney Inc. and Raymond James & Associates, Inc., as representatives to the several underwriters named on Schedule II thereto.

4.1	Specimen Stock Certificate for the Company’s Common Stock, par value $1.00 per share.

5.1	Opinion of Alston & Bird LLP, as counsel to the Company, regarding the legality of the Shares.

8.1	Opinion of Alston & Bird LLP, as counsel to the Company, regarding certain tax matters.

23.1	Consent of Alston & Bird LLP, as counsel to the Company (included in Exhibit 5.1)

23.2	Consent of Alston & Bird LLP, as counsel to the Company (included in Exhibit 8.1)

99.1	Other Expenses of Issuance and Distribution (as required by Item 14 of Form S-3)

*	The exhibit numbers set forth herein correspond to the exhibit list contained in the Registration Statement.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRT PROPERTY COMPANY

Date: May 2, 2002	By:	/s/ James G. Levy

Name: James G. Levy
Title: Chief Financial Officer